UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 12, 2006

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On December 12, 2006, the Compensation Committee of the Registrant determined that the performance criterion for purposes of Section 162(m) of the Internal Revenue Code under the Registrant’s 2002 Executive Performance Plan for fiscal year 2007 and for fiscal years 2007 and 2008 combined would be adjusted net income, which means net income adjusted to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items, excluding early extinguishment of debt; and extraordinary litigation costs and insurance recoveries. This performance criterion will be applied to bonus awards for fiscal 2007 and for performance vesting restricted stock units whose vesting is based on performance in fiscal 2007 or the fiscal 2007-2008 period.

On December 12, 2006, the Compensation Committee also approved amendments to the forms of the following agreements pursuant to which the executive officers of the Registrant named in its proxy statement are entitled to receive awards:

•	Performance-Based Stock Unit Award (Dual Performance Goals), to provide that awards vest on the applicable anniversary date of grant (subject to confirmation that performance targets are met) even if the date that satisfaction of the performance target is determined is later, and to apply this change to previously granted awards.

•	Performance-Based Stock Unit Award, to provide that awards vest on the applicable anniversary date of grant (subject to confirmation that performance targets are met) even if the date that satisfaction of the performance target is determined is later.

•	Restricted Stock Unit Award (Bonus-Related), to provide greater flexibility as to the vesting schedule and to accelerate vesting of the award when an executive leaves the company except in circumstances that would be a breach of an employment agreement or would constitute termination for cause, and to apply this change to previously granted awards.

The revised forms of agreement for the Performance-Based Stock Unit Award (Dual Performance Goals), Performance-Based Stock Unit Award and Restricted Stock Unit Award (Bonus Related) are set forth as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit 10.1	Performance-Based Stock Unit Award (Dual Performance Goals)

Exhibit 10.2	Performance-Based Stock Unit Award

Exhibit 10.3	Restricted Stock Unit Award (Bonus Related)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson Vice President, Counsel Registered In-House Counsel

Dated: December 15, 2006

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